UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2016

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15011 Katy Freeway, Suite 800, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

(281) 749-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 5, 2016, Alpha Admiral Company (“Alpha Admiral”), a subsidiary of Atwood Oceanics, Inc. (the “Company”), and Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) entered into Supplemental Agreement No. 5 (the “Admiral Supplemental Agreement”) to the Drillship Contract dated September 27, 2012 (the “Admiral Drillship Contract”) by and between Alpha Admiral and DSME. The Admiral Supplemental Agreement provides for, among other things: (i) a delay in the requirement to take delivery of the Atwood Admiral until September 30, 2019, (ii) an interim payment of $10 million by Alpha Admiral to DSME on the earlier of the actual date of delivery of the Atwood Admiral or September 30, 2017 and (iii) an extension of the remaining milestone payment of $83.9 million plus interest (with accrued interest being added to principal on the actual delivery date of the Atwood Admiral) and fees (the “Final Admiral Payment Amount”) until December 30, 2022. In addition, the Admiral Supplemental Agreement provides that following the completion of the Atwood Admiral until the actual date of delivery thereof, Alpha Admiral will not terminate the Admiral Drillship Contract, subject to exceptions set forth in the Admiral Supplemental Agreement. Upon delivery of the Atwood Admiral, Alpha Admiral’s obligation to pay the Final Admiral Payment Amount will be evidenced by a promissory note, which will accrue interest at a rate of 5% and which will be secured by a first preferred ship mortgage on the Atwood Admiral and an assignment of related insurances. The obligations of DSME under the Admiral Supplemental Agreement are conditioned, amongst other things, upon the payment by Alpha Archer (as defined below) of $125 million to DSME in accordance with the Archer Supplemental Agreement (as defined below).

In addition, on December 5, 2016, Alpha Archer Company (“Alpha Archer”), a subsidiary of the Company, and DSME entered into Supplemental Agreement No. 5 (the “Archer Supplemental Agreement”) to Drillship Contract dated June 24, 2013 (the “Admiral Drillship Contract”) by and between Alpha Archer and DSME. The Archer Supplemental Agreement provides for, among other things: (i) a delay in the requirement to take delivery of the Atwood Archer until June 30, 2020, (ii) a payment of $125 million by Alpha Archer to DSME no later than December 15, 2016, (iii) an interim payment of $15 million on the earlier of the actual date of delivery of the Atwood Archer or June 30, 2018 and (iv) an extension of the remaining milestone payment of $165 million plus interest (with accrued interest being added to principal on the actual delivery date of the Atwood Archer) and fees (the “Final Archer Payment Amount”) until December 30, 2022. In addition, the Archer Supplemental Agreement provides that following the completion of the Atwood Archer until the actual date of delivery thereof, Alpha Archer will not terminate the Archer Drillship Contract, subject to exceptions set forth in the Archer Supplemental Agreement. Upon delivery of the Atwood Archer, Alpha Archer’s obligation to pay the Final Archer Payment Amount will be evidenced by a promissory note, which will accrue interest at a rate of 5% and which will be secured by a first preferred ship mortgage on the Atwood Archer and an assignment of related insurances.

The obligations of Alpha Admiral and Alpha Archer under their respective promissory notes will be guaranteed on an unsecured basis by Atwood Oceanics Pacific Limited, a subsidiary of the Company.

This foregoing descriptions of the Admiral Supplemental Agreement and the Archer Supplemental Agreement are a summary only and are qualified in their entirety by the full and complete terms of the Admiral Supplemental Agreement and the Archer Supplemental Agreement, which are attached as Exhibits 10.1 and 10.2 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The exhibits to this report furnished pursuant to item 7.01 are as follows:

10.1	Supplemental Agreement No. 5 dated 5 December 2016 to the Drillship Contract dated 27 September 2012 by and between Alpha Admiral Company and Daewoo Shipbuilding & Marine Engineering Co., Ltd.

10.2	Supplemental Agreement No. 5 dated 5 December 2016 to Drillship Contract dated 24 June 2013 by and between Alpha Archer Company and Daewoo Shipbuilding & Marine Engineering Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

(Registrant)

Date: December 6, 2016	/s/ Mark W. Smith
Mark W. Smith
Chief Financial Officer

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